Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in Registration Statement No. 333-232515 on Form S-3 and Registration Statement Nos. 333-191094, and 333-238709 each on Form S-8 of our reports dated February 19, 2021, relating to the financial statements of Office Properties Income Trust and the effectiveness of Office Properties Income Trust's internal control over financial reporting appearing in this Annual Report on Form 10-K for the year ended December 31, 2020.
/s/ Deloitte & Touche LLP
Boston, Massachusetts
February 19, 2021